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                                                                    Exhibit 21.1

                            TRANSITION SYSTEMS, INC.
                                  SUBSIDIARIES

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------


Transition Systems International, Inc...........   Massachusetts
TSI Virgin Islands Foreign Sales Corporation....   United States Virgin Islands
Enterprising HealthCare, Inc....................   Arizona